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                                                                    EXHIBIT 99.1

For Release October 24, 2006--6:00 a.m. PDT

             STERLING FINANCIAL CORPORATION OF SPOKANE, WASHINGTON,
              ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.075 PER SHARE

Spokane, Washington, October 24, 2006 - Sterling Financial Corporation (NASDAQ:STSA) today announced that on Monday, October 23, 2006, its board of directors unanimously approved a quarterly cash dividend of $0.075 per share of common stock. The dividend will be paid on January 12, 2007 to shareholders of record as of December 29, 2006. All communications regarding the cash dividend will be forwarded to shareholders through Sterling's transfer agent, American Stock Transfer & Trust Company.

Harold Gilkey, Chairman and Chief Executive Officer, commented, "This increase reflects the continued confidence of Sterling's board of directors in our ability to generate strong cash flow that supports a dividend payment in addition to funding the current and future growth initiatives of Sterling's operations. Future cash dividend payments will be subject to ongoing review and approval by the board of directors on a quarterly basis."

Based on the closing price of Sterling Financial Corporation's common stock on Monday, October 23, 2006 of $33.74 per share, the forthcoming dividend would represent an annual yield of approximately 0.9 percent.

ABOUT STERLING

Sterling Financial Corporation of Spokane, Washington is a bank holding company, of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho and Montana. Through Sterling Saving Bank's wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices in Washington, Oregon, Idaho, Montana, Utah, Arizona and California. Sterling Savings Bank's subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank's branch network.

Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank's primary focus is residential mortgage origination of single-family permanent loans and residential construction financing. Golf Savings Bank's primary market area is the greater Puget Sound area of Washington State. Golf Savings Bank originates loans through a mortgage origination office in Kennewick, Washington, as well as eight retail mortgage loan production offices, throughout the Puget Sound area.
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FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are not historical facts and pertain to Sterling's future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, statements about Sterling's plans, objectives, expectations and intentions and other statements contained in this report that are not historical facts. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond Sterling's control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements because of numerous possible risks and uncertainties. These include but are not limited to: the possibility of adverse economic developments that may, among other things, increase default and delinquency risks in Sterling's loan portfolios; shifts in interest rates that may result in lower interest rate margins; shifts in the demand for Sterling's loan and other products; lower-than-expected revenue or cost savings in connection with acquisitions; changes in accounting policies; changes in the monetary and fiscal policies of the federal government; and changes in laws, regulations and the competitive environment.

Investor Contacts: Sterling Financial Corporation
                   Daniel G. Byrne
                   EVP, Chief Financial Officer
                   509-458-3711

                   Marie Hirsch
                   AVP, Director of Investor Relations
                   509-354-8165